Exhibit 99.1
MEDIA RELEASE

Fisher Communications’ Second Quarter
2013 Financial Results

SEATTLE, WA – (Marketwired) – July 26, 2013 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the second quarter ended June 30, 2013. The Company reported net income of $0.4 million, or $0.05 per share, in the quarter, compared to net income of $4.3 million, or $0.48 per share, in the second quarter of 2012. The second quarter’s results include $3.9 million of pre-tax strategic transaction-related expenses. Excluding the after-tax strategic transaction-related expenses, net income for the second quarter would be $2.8 million, or $0.31 per share.

Second Quarter 2013 Financial Review
(All comparisons are made to the second quarter of 2012 unless otherwise noted)

•	Total revenues were $42.1 million, roughly flat year-over-year. Excluding political revenue, total revenue was up 1%.

•	Direct operating, selling, general and administrative and programming costs increased 18%, or $6.0 million, primarily driven by $3.9 million of strategic transaction-related expenses and $2.0 million of increased network programming fees. Otherwise, costs were flat with prior year.

•	Adjusted EBITDA of $4.3 million was down 58% from $10.2 million. Included in Adjusted EBITDA for the second quarter was $3.9 million of pre-tax strategic transaction-related expenses.

Television:

•	Total TV net revenue was flat year-over-year. Excluding political revenue, TV net revenue was up 2%.

•	Core revenue increased 4% year-over-year due to the strength in automotive and professional fees.

•	Retransmission consent revenue increased 6% to $6.6 million, as a result of renewed contracts.

•	TV cash flow decreased 18% to $10.3 million; TV cash flow margin was 28%, down from 34%. Excluding the increase in network programming fees TV cash flow would be essentially flat year-over-year.

•	During the second quarter, KOMO 4 News was awarded 15 Regional Emmys, including the most prestigious Station Excellence Award.

•	For the second consecutive year, KOMO 4 won Best Evening Newscast, and for the third consecutive year, Best Morning Newscast.

•	Fisher Interactive, the Company’s digital media unit, achieved its highest audience ever in the second quarter delivering nearly 50 million average monthly page views network-wide.

•	On June 1, 2013 the Company closed on its previously announced acquisition of assets of KMTR(TV), the NBC and CW affiliates in Eugene, Oregon.

Radio:

•	Radio net revenue was down 2% year-over-year to $5.4 million due to market softness.

•	Radio cash flow was down $0.15 million to $1.70 million; radio cash flow margin of 31% was down slightly from 33%.

Balance Sheet & Liquidity

•	Cash and cash equivalents were $13.1 million at quarter-end, compared to $20.4 million at the end of 2012, primarily reflecting the closing of the KMTR(TV) transaction.

•	Fisher remains virtually debt free with a $30.0 million senior secured revolving credit facility in place.

Management Commentary
“The second quarter marked a continuation of our positive momentum, with Fisher delivering another solid quarter financially and operationally. Once again our performance highlights the strength of our broadcast stations in their respective markets, which continued to climb in ratings rank and received a number of coveted awards during the quarter. KOMO 4 News, Fisher’s flagship station in Seattle, recently won 15 Regional Emmys, including the most prestigious Station Excellence Award. And for the second consecutive year, KOMO 4 won Best Evening Newscast, and for the third consecutive year, Best Morning Newscast.” said Colleen B. Brown, Fisher’s President and Chief Executive Officer. “We are also pleased to announce that in the second quarter we closed our acquisition of assets of KMTR(TV) in Eugene, Oregon. We look forward to working with the KMTR team to leverage our strengths, reach and resources to better serve the Eugene community.”

Second Quarter 2013 Conference Call
Due to the pending acquisition by Sinclair Broadcast Group, Inc., the Company will not conduct a conference call to discuss the second quarter 2013 financial results.

Definitions and Disclosures Regarding Non-GAAP Financial Information
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, net loss excluding the after-tax transaction-related expenses and Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as television and radio segment income from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.Net loss excluding the after-tax transaction-related expenses, is calculated as net loss plus transaction-related expenses, adjusted by the estimated tax impact by applying the annual effective tax rate.

EBITDA is calculated as income from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Plaza rent expense in 2012 and 2013. Management believes this presentation of Adjusted EBITDA is useful to investors because it provides investors with a comparable measure given the rent expense for Fisher Plaza.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.
Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 16 full power television stations, seven low power television stations, three owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements
Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. The forward-looking statements contained in this news release, including, among other things, statements related to changes in revenue, cash flow and operating expenses, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments, major world news events and the proposed merger involving the Company and Sinclair Broadcast Group, Inc. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the proposed merger, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of the Company, the respective parties’ performance of their obligations under the merger agreement relating to the proposed merger, and other factors affecting the execution of the transaction.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Six months ended
	June 30,		%		June 30,		%
(in thousands, except per-share amounts)	2013	2012	Change	2013		2012	Change
Revenue	$42,067	$42,270	(0%)	$78,858		$76,202	3%

Operating expenses
Direct operating costs	17,751	15,932	(11%)	35,397		32,588	(9%)
Selling, general and administrative expenses	19,257	15,081	(28%)	35,470		29,635	(20%)
Amortization of broadcast rights	2440	2,436	(0%)	4,842		4,893	1%
Depreciation and amortization	1,838	1,748	(5%)	3,632		3,505	(4%)
Loss (gain) on sale of real estate, net	-	209	100%	—		(164)	(100%)
Total operating expenses	41,286	35,406	(17%)	79,341		70,457	(13%)

Income (loss) from operations	781	6,864	(89%)	(483)		5,745	(108%)
Loss on extinguishment of senior notes, net	-	—		—		(1,482)
Other income (expense), net	(36)	64		(6)		94
Interest expense	(30)	(10)		(60)		(276)
Income (loss) from operations before income taxes	715	6,918		(549)		4,081
Provision for (benefit from) income taxes	277	2,636		(218)		1,663

Net income (loss)	$438	$4,282		$(331)		2,418
Net income (loss) per share:
Basic	$0.05	$0.48		$(0.04)		$0.27

Diluted	$0.05	$0.48		$(0.04)		$0.27

Weighted average shares outstanding:
Basic	8,858	8,874		8,829		8,860

Diluted	8,955	8,928		8,829		8,936

Dividends declared per share	$0.15	$—		$0.30		$—

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands)	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$13,144	$20,403
Receivables, net	31,718	28,243
Income taxes receivable	1,051	834
Deferred income taxes, net	1,062	1,062
Prepaid expenses and other	1,970	3,629
Broadcast rights	1,990	6.690
Total current assets	50,935	60.861
Restricted cash	125	3,624
Cash surrender value of life insurance and annuity contracts	17,824	18,100
Goodwill, net	13,702	13,293
Intangible assets, net	44,804	40,072
Other assets	5,393	5,208
Deferred income taxes, net	688	711
Property, plant and equipment, net	41,244	39,155

Total assets	$174,715	$181,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,315	$1,496
Accrued payroll and related benefits	3,359	4,200
Broadcast rights payable	1,750	6,488
Income taxes payable	160	3,060
Current portion of accrued retirement benefits	1,368	1,368
Other current liabilities	10,582	7,260
Total current liabilities	18,534	23,872
Long-term debt	1,700	—
Deferred income	7,742	8,338
Accrued retirement benefits	22,381	22,574
Other liabilities	3,369	3,105

Total liabilities	53,726	57,889

Total stockholders’ equity	120,989	123,135

Total liabilities and stockholders’ equity	$174,715	$181,024

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(in thousands)	2013	2012
Operating activities
Net income (loss)	$(331)	$2,418
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,632	3,505
Deferred income taxes, net	56	37
Loss on extinguishment of senior notes, net	—	594
Loss in operations of equity investees	107	74
Loss on disposal of property, plant and equipment, net	93	20
Gain on sale of real estate, net	—	(164)
Amortization of deferred financing fees	26	19
Amortization of deferred gain on sale of Fisher Plaza	(379)	(379)
Amortization of debt security investment premium	—	85
Amortization of non-cash contract termination fee	(487)	(731)
Amortization of broadcast rights	4,842	4,893
Payments for broadcast rights	(4,881)	(5,027)
Stock-based compensation	1,424	826
Change in operating assets and liabilities, net
Receivables	(3,400)	920
Prepaid expenses and other	1,696	961
Cash surrender value of life insurance and annuity contracts	276	(398)
Other assets	(218)	96
Accounts payable, accrued payroll and related
benefits and other current liabilities	2,324	(2,423)
Interest payable	—	(1,556)
Income taxes receivable and payable	(3,118)	(20,075)
Accrued retirement benefits	(88)	(11)
Other liabilities	448	546

Net cash provided by (used in) operating activities	2,022	(15,770)
Investing activities
Investment in equity investee	(45)	(32)
Purchase of debt security investments	—	(82,733)
Purchase of investment in a radio station	—	(750)
Purchase of option to acquire a radio station	—	(615)
Purchase of television stations	(8,398)	—
Purchase of property, plant and equipment	(2,598)	(5,731)
Proceeds from sale of available for sale debt security investments held as restricted cash	3,499	—
Proceeds from sale of held to maturity debt security investments	—	7,628
Proceeds from maturity of held to maturity debt security investments	—	25,000
Proceeds from sale of real estate	—	825
Net cash used in investing activities	(7,542)	(56,408)

Financing activities
Proceeds from long-term debt	1,700	—
Repurchase of senior notes	—	(61,834)
Repurchase of common stock	—	(86)
Shares settled on vesting of stock rights	(852)	(433)
Proceeds from exercise of stock options	210	25
Payments on capital lease obligations	(104)	(96)
Cash dividends paid	(2,693)	—

Net cash used in financing activities	(1,739)	(62,424)

Net decrease in cash and cash equivalents	(7,259)	(134,602)
Cash and cash equivalents, beginning of period	20,403	143,017

Cash and cash equivalents, end of period	$13,144	$8,415

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
(in thousands)
Income loss from operations	$781	$6,864	$(483)	$5,745
Adjustments:

Amortization of broadcast rights	2,440	2,436	4,842	4,893
Payments for broadcast rights	(2,440	(2,376)	(4,881)	(5,027)
Depreciation and amortization	1,838	1,748	3,632	3,505
Stock-based compensation	594	375	1,424	826
Loss on disposal of property, plant and equipment, net	76	9	93	20
Loss (gain) on sale of real estate, net	—	209	—	(164)
Proxy related costs	—	34	—	79
Amortization of non-cash benefit resulting from change in	(122)	(366)	(487)	(731)
national advertising representation firm
EBITDA (Non-GAAP)	$3,167	$8,933	$4,140	$9,146

Plaza rent expense	1,109	1,253	2,377	2,524
Adjusted EBITDA (Non-GAAP)	$4,276	$10,186	$6,517	$11,670

The following table provides a reconciliation of television segment income from operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012
Television segment income from operations	$10,314	$12,373	$16,995	$17,452
Less:

Amortization of broadcast rights	2,440	2,436	4,842	4,893
Payments for broadcast rights	(2,440)	(2,376)	(4,881)	(5,027)
Net trade and internet loss (1)	25	117	395	511
Television broadcast cash flow (Non-GAAP)	$10,339	$12,550	$17,351	$17,829

Television broadcast cash flow as a percentage of television segment revenue	28.2%	34.1%	25.0%	27.0%

Television segment revenue	$36,707	$36,778	$69,267	$65,937

(1) Excludes multiplatform internet related revenue

The following table provides a reconciliation of radio segment income from operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Radio segment income from continuing operations	$1,654	$1,835	$2,267	$2,633
Adjustments:

Net trade loss	50	14	85	88

Radio broadcast cash flow (Non-GAAP)	$1,704	$1,849	$2,352	$2,721

Radio broadcast cash flow as a percentage of radio segment revenue	31.4%	33.2%	24.1%	26.4%

Radio segment revenue	$5,430	$5,566	$9,750	$10,299

The following table provides television segment net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2013	2012	Change	2013	2012	Change
Core advertising (local and national)	$26,920	$25,943	4%	$50,338	$48,157	5%
Political	242	943	(74%)	242	1,462	(83%)
Internet (1)	1,175	1,298	(9%)	2,241	2,580	(13%)
Retransmission	6,623	6,269	6%	13,146	9,846	34%
Trade, barter and other	1,747	2,325	(25%)	3,300	3,892	(15%)

Television segment net revenue	$36,707	$36,778	(0%)	$69,267	$65,937	5%

Television segment net revenue, excluding political	$36,465	$35,835	2%	$69,025	$64,475	7%

(1) Excludes multiplatform internet related revenue which is included within core advertising

The following table provides radio segment net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,
	2013	2012	Change	2013	2012	Change
Core adverting (local and national)	$5,154	$5,284	(2%)	$9,286	$9,742	(5%)
Political	69	18	283%	81	58	40%
Trade, barter and other	207	264	(22%)	383	499	(23%)

Radio segment net revenue	$5,430	$5,566	(2%)	$9,750	$10,299	(5%)

Radio segment net revenue, excluding political	$5,361	$5,548	(3%)	$9,669	$10,241	(6%)

The following table provides a reconciliation of net income (loss) (GAAP) to adjusted net income, excluding the after-tax transaction-related expenses (non-GAAP) in each of the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income (loss)	$438	$4,282	$(331)	$2,418
Adjustments:
Transaction-related expenses	3,856	—	5,089	—
Effect of income taxes	(1,538)	—	(2,021)	—
Adjusted net income, excluding the after-tax transaction-related expenses	$2,756	$4,282	$2,737	$2,418

Adjusted net income per share assuming dilution, excluding the after-tax	$0.31	$0.48	$0.31	$0.27
transaction-related expenses

Weighted average shares outstanding assuming dilution	8,955	8,928	8,829	8,936

Contacts:
Addo Communications
310-829-5400

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